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                                                                   Exhibit 10.82
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                               INDEMNITY AGREEMENT
                               -------------------

          This Indemnity Agreement is entered into as of November 2, 2001 (the "Agreement"), by THCR Enterprises LLC, a Delaware limited liability company ("Enterprises") in favor of Donald J. Trump ("Trump").

          WHEREAS, Enterprises and THCR Management Services, LLC ("Management") are each indirect wholly-owned subsidiaries of Trump Hotels & Casino Resorts Holdings, L.P.;

          WHEREAS, Management is entering into a Loan Agreement with certain Lenders;

          WHEREAS, Trump is entering into that certain Guaranty of even date herewith in favor of Lenders, pursuant to which Trump guaranteed to Agent the full and punctual payment of the Guaranteed Obligations (as defined in the Guaranty);

          WHEREAS, Trump is willing to provide such Guaranty on the condition that he be indemnified as provided herein and Enterprises has concluded that it is in the best interests of Enterprises to provide to Trump the protections of this Agreement; and

          WHEREAS, to further assure that Trump will obtain the benefits of the rights to indemnification and advances contemplated by this Agreement, notwithstanding future uncertainties, Enterprises has concluded that it would be in the best interests of Enterprises for such rights to be secured by a pledge of certain assets of Enterprises.

          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, Enterprises and Trump do hereby covenant and agree as follows:

          1.   Indemnification. Enterprises hereby agrees to indemnify and hold
               ---------------
harmless Trump, and his successors, assigns, estate, heirs and personal representatives, against any and all losses, costs, or expenses (including, without limitation, any reasonable legal, accounting, and other expenses for defending any actions or threatened actions) incurred by Trump or any of such successors, assigns, estate, heirs and/or personal representatives under the provisions of the Guaranty (the "Trump Guaranteed Obligations").

          2.   Indemnification Procedure. Whenever any demand shall be made upon
               -------------------------
Trump under the Guaranty, Trump shall promptly notify Enterprises of such demand and provide a copy of any written document delivered to Trump relating to such demand; provided, however, that so long as Trump shall directly or indirectly control Enterprises, any demand upon or notice to Trump under the Guaranty shall constitute notice to Enterprises under this Agreement as well and no additional notice to Enterprises shall be required under this Agreement unless and until Trump no longer directly or indirectly controls Enterprises. No notice need be given by Trump

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unless and until he has received written notice of the demand. Within fifteen
(15) days of notice to Enterprises of any such demand, Enterprises shall either satisfy and pay in full such demand or assume the defense of such demand at its sole cost and expense. If Enterprises shall fail to satisfy any such demand or fail to assume in a reasonable manner the defense of any demand arising under the Guaranty within the time period set forth above, Trump shall be free to defend, settle, litigate, appeal and otherwise act in his sole discretion, and Enterprises shall be obligated to pay in full any settlement, judgment or similar liability and all costs associated therewith including reasonable out-of-pocket legal fees and disbursements and shall not have any defense based on the reasonableness or necessity of Trump's actions or his failure to defend effectively such demand.

          3.   Other Rights to Indemnification. The rights to indemnification
               -------------------------------
and advances provided by this Agreement shall not be deemed exclusive of any other rights to which Trump may now or in the future be entitled under any other agreement or any provision of applicable law.

          4.   Security Interest. In order to induce Trump to provide the
               -----------------
Guaranty and in order to provide further assurance of payment to Trump of indemnification and advance amounts to which he may become entitled under this Agreement, Enterprises hereby pledges, assigns and delivers to Trump and grants to Trump a first priority security interest in all of the securities described on the attached Schedule A, together with all dividends, interest, proceeds and any other sums due or to become due thereon, all instruments, securities or other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, and all proceeds thereof, as security for the payment and performance of all obligations owing by Enterprises to Trump under this Indemnity Agreement, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

          5.   Enforcement.
               -----------

               a. Enterprises unconditionally and irrevocably agrees that its execution of this Agreement shall also constitute a stipulation by which it shall be irrevocably bound in any court in which a proceeding by Trump for enforcement of his rights shall have been commenced, continued or appealed that obligations of Enterprises set forth in this Agreement are unique and special, and that failure of Enterprises to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Trump, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy he may have at law or in equity with respect to a violation of this Agreement, Trump shall be entitled to injunctive or mandatory relief directing specific performance by Enterprises of its obligations under this Agreement. Enterprises further irrevocably stipulates and agrees that it shall not, except in good faith, raise any objections not specifically relating to the merits of Trump's claim.

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               b.   In the event that Trump is subject to or intervenes in any legal action in which the validity or enforceability of this Agreement is at issue or institutes any legal action, for specific performance or otherwise, to enforce his rights under, or to recover damages for breach of, this Agreement, Trump shall, within thirty (30) days after written request to Enterprises therefor, be indemnified by or receive advances from Enterprises in respect of all costsand expenses (including attorney's fees and disbursements) incurred by him in connection therewith.

          6.   Duration of Agreement.
               ---------------------

               a. This Agreement shall continue until and terminate upon the later of (i) the termination of the Guaranty according to its term, or (ii) the full satisfaction of the obligations of Management under the Loan Agreement.

               b. This Agreement shall be binding upon Enterprises and its successors and assigns and shall inure to the benefit of Trump and his heirs, devisees, executors, administrators or other legal representatives.

          7.   Severability. If any provision or provisions of this Agreement
               ------------
shall be held to be invalid, illegal or unenforceable under any particular circumstances or for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all other portions of any Section, paragraph of clause of this Agreement that contains any provision that has been found to be invalid, illegal or unenforceable), or the validity, legality or enforceability under any other circumstances shall not in any way be affected or impaired thereby and (b) to the fullest extent possible consistent with applicable law, the provisions of this Agreement (including, without limitation, all other portions of any Section, paragraph or clause of this Agreement that contains any such provision that has been found to be invalid, illegal or unenforceable) shall be deemed revised, and shall be construed so as to give effect to the intent manifested by this Agreement (including the provision held invalid, illegal or unenforceable).

          8.   Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart singed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

          9.   Headings. The headings of the paragraphs of this Agreement are
               --------
inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

          10.  Modification and Waiver. No supplement, modification or
               -----------------------
amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of

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any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          11.  Notification and Defense of Claim. Trump agrees to promptly
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notify the Partnership in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, whether civil, criminal or investigative; provided, however, that the failure of Trump to give such notice to Enterprises shall not adversely affect Trump's rights under this Agreement.

          12.  Notices and Payments. All notices, requests, demands and other
               --------------------
communications hereunder shall be in writing and shall be deemed to have been duly given upon delivery thereof if (i) delivered by hand, or sent via telecopy or facsimile transmission, in each case receipted for by the party to whom such notice or other communication shall have been directed or transmitted, (ii) mailed by certified or registered mail with postage prepaid, or (iii) delivered by overnight courier service:

               a. if to Trump, at the address indicated on the signature page hereof, with copy to:

                    Bernard R. Diamond
                    FAX No. 212-317-0037

               and

               b.   if to Enterprises:

                    THCR Enterprises, LLC
                    Huron Avenue & Brigantine Boulevard
                    Atlantic City, New Jersey 08401

                    Attention: Robert M. Pickus
                    FAX No. 609-340-5041

or to such other address as may have been furnished to any party by any other party.

                  All payments by Enterprises to Trump hereunder shall be effected by payment of cash or delivery of a certified or official bank check in the amount of the claim or liability within five (5) days after demand therefor and if interest must be paid by Trump on the liability for which indemnity is due, Enterprises shall deliver an amount adequate to pay interest to the date on which funds are available to Trump for payment of such liability. Payments required to be made by Enterprises pursuant to the Indemnity Agreement shall be made immediately upon

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demand, without deduction, withholding or set-off, and free and clear of any claim, counterclaim or defense against Trump.

          13.  Governing Law. The parties hereto agree that this Agreement shall
               -------------
be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflict of law principles thereunder.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         THCR ENTERPRISES, LLC

                                         By:  THCR Enterprises, Inc.


                                              By:  /s/ Robert M. Pickus
                                                 ------------------------------
                                                   Robert M. Pickus
                                                   Executive Vice President

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